		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended June 30, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$(914,529)	$(914,529)
Realized Trading Gain (Loss) on Short-Term Investments	116	116
Unrealized Gain (Loss) on Market Value of Futures	(23,649,408)	(23,649,408)
Interest Income	15,791	15,791
ETF Transaction Fees	5,000	5,000
Total Income (Loss)	$(24,543,030)	$(24,543,030)

Expenses
Investment Advisory Fee	$373,727	$373,727
Tax Reporting Fees	32,880	32,880
Legal Fees	26,319	26,319
Brokerage Commissions	13,058	13,058
Audit Fees	8,220	8,220
Prepaid Insurance Expense	1,236	1,236
Total Expenses	455,440	455,440
Net Gain (Loss)	$(24,998,470)	$(24,998,470)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$472,990,469	$472,990,469
Additions	26,845,965	26,845,965
Withdrawals	(6,401,604)	(6,401,604)
Net Gain (Loss)	(24,998,470)	(24,998,470)

Net Asset Value End of Period	$468,436,360	$468,436,360
Net Asset Value Per Unit	$64.17

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 6/1/11	7,000,020	7,000,020
Additions	400,000	400,000
Withdrawals	(100,000)	(100,000)
Units Outstanding End of Period 6/30/11	7,300,020	7,300,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502